                                                  POWER OF ATTORNEY
                                                  -----------------

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned  Director of THRIVENT FINANCIAL,  a fraternal benefit society organized under the laws of the state of Wisconsin (the  "Society"),  the Depositor of AAL Variable  Annuity Accounts
I and II, the Thrivent  Variable Life Account I, the Thrivent  Variable  Annuity  Account I, the LB Variable  Annuity
Account I and the LB Variable  Insurance  Account I does hereby make,  constitute  and appoint  Woodrow E. Eno, James
Nelson,  Brett Agnew and John C. Bjork and each or any of them, the undersigned's true and lawful  attorneys-in-fact, with power of  substitution,  for the undersigned and in the  undersigned's  name, place and stead, to sign and affix the  undersigned's  name as such Director of such Society to any Registration  Statement or Registration  Statements,
or other applicable forms relating to variable  products,  and all amendments  including  post-effective  amendments, thereto,  to be filed by such Society with the  Securities  and Exchange  Commission  including  any state  insurance commission,  if  applicable,  of shares of such Society,  and to file the same,  with all exhibits  thereto and other supporting or related documents,  with such commission(s),  granting unto such  attorneys-in-fact,  and each of them, full  power and  authority  to do and  perform  any and all acts  necessary  or  incidental  to the  performance  and execution of the powers herein expressly granted.

                                                               /s/ Adrian M. Tocklin
                                                               -------------------------------------------------------

                                                               Adrian M. Tocklin